DISTRIBUTION AGREEMENT

This Agreement made effective as of the 31st day of December, 2016 by and between FSI LOW BETA ABSOLUTE RETURN FUND (the “Fund”), a Delaware statutory trust, Financial Solutions, Inc., an Oklahoma Corporation (the “Adviser”) and ULTIMUS FUND DISTRIBUTORS, LLC, an Ohio limited liability company (“Distributor”).

WHEREAS, the Fund is a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Act”); and

WHEREAS the Adviser serves as an investment adviser for the Fund; and

WHEREAS, Distributor is a broker-dealer registered with the Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority (“FINRA”); and

WHEREAS, the Fund, the Adviser, and Distributor are desirous of entering into an agreement providing for the distribution by Distributor of units of beneficial interest (the “Units”) of the Fund;

NOW, THEREFORE, in consideration of the premises and agreements of the parties contained herein, the parties agree as follows:

1.	Appointment.

The Fund hereby appoints Distributor as its exclusive agent for the distribution of the Units, and Distributor hereby accepts such appointment under the terms of this Agreement. While this Agreement is in force, the Fund shall not sell any Units except on the terms set forth in this Agreement and the Fund’s effective Registration Statement on Form N-2 under the Act and the Securities Act of 1933, as amended, including the then current prospectus and statement of additional information (the “Registration Statement”). Notwithstanding any other provision hereof, the Fund may terminate, suspend or withdraw the offering of Units whenever, in its sole discretion, it deems such action to be desirable.

2.	Sale and Repurchase of Units.

(a)
The Distributor agrees to act as agent of the Fund for distribution of the Units of the Fund, upon the terms and at the current offering price (plus sales charge, if any) described in the Prospectus. As used in this Agreement, the term “Prospectus” shall mean each current prospectus, including the statement of additional information, as amended or supplemented, relating to the Fund and included in the currently effective Registration Statement.

(b)
During the public offering of Units of the Fund, the Distributor shall use best efforts to distribute the Units. All orders for Units shall be made through financial intermediaries or directly to the Fund, or its designated agent. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus. The Fund or its designated agent will confirm orders and subscriptions upon receipt, will make appropriate book entries and, upon receipt of payment therefor, will issue the appropriate number of Units.

(c)
The Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations regarding the Fund other than as contained in the Prospectus and any sales literature and advertising materials specifically approved by the Fund.

(d)
The Fund agrees to redeem or repurchase Units tendered by Unitholders of the Fund in accordance with the Fund’s obligations in the Registration Statement, if any. The Fund reserves the right to suspend such repurchase right upon written notice to the Distributor.

(e)
The Distributor may enter into agreements with such qualified broker-dealers and other financial intermediaries as it may select (the “Financial Intermediaries”), in order that such Financial Intermediaries may sell Units of the Fund. The Distributor shall not be obligated to make any payments to the Financial Intermediaries or other third parties, unless Distributor has received a corresponding payment from the Fund and/or investment adviser.

(f)
Nothing in this Agreement shall prevent Distributor or any affiliated person (as defined in the Act) of Distributor from acting as distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Distributor or any such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others from whom it or they may be acting; provided, however, that Distributor expressly represents that it will undertake no activities which, in its reasonable judgment, will adversely affect the performance of its obligations to the Fund under this Agreement.

3.	Sale of Units by the Fund.

The Fund reserves the right to issue any Units at any time directly to the holders of Units (“Unitholders”), to sell Units to its Unitholders or to other persons at not less than net asset value and to issue Units in exchange for substantially all the assets of any corporation or trust or for the shares of any corporation or trust.

4.	Basis of Sale of Units.

Distributor does not agree to sell any specific number of Units. Units are available for purchase directly from the Fund or through Financial Intermediaries that have entered into selling agreements with the Distributor.

5.	Rules of FINRA.

(a)
In providing services hereunder, Distributor will comply with the Rules of FINRA, the federal securities laws and the rules thereunder and the securities laws and regulations of each state and other jurisdiction in which such Units are, directly or indirectly, sold.

(b)
Distributor will require each dealer with whom Distributor has a selling agreement to conform to the applicable provisions hereof and the Registration Statement with respect to the public offering price of the Units, and neither Distributor nor any such Financial Intermediaries shall withhold the placing of purchase orders so as to make a profit thereby.

(c)
Distributor agrees to furnish to the Fund sufficient copies of any agreements, plans or other materials it intends to use in connection with any sales of Units in reasonably adequate time for the Fund to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared. At the request of the Fund, Distributor will assume responsibility for the review and clearance of all advertisements and sales literature.

(d)
Distributor, at its own expense, will qualify as dealer or broker, or otherwise, under all applicable state or federal laws required in order that Units may be sold in such States as may be mutually agreed upon by the parties.

(e)
Distributor shall not make, or permit any Financial Intermediary to make, in connection with any sale or solicitation of a sale of the Units, any representations concerning the Units except those contained in the then current Registration Statement covering the Units and in printed information approved by the Fund as information supplemental to such Registration Statement. Copies of the then effective prospectus and statement of additional information and any such printed supplemental information will be supplied by the Fund to Distributor in reasonable quantities upon request.

6.	Records to be supplied by Fund.

The Fund shall furnish to Distributor copies of all information, financial statements and other papers which Distributor may reasonably request for use in connection with the distribution of the Units, and this shall include, but shall not be limited to, one certified copy, upon request by Distributor, of all financial statements prepared for the Fund by independent public accountants.

7.	Fees and Expenses.

For performing its services under this Agreement, Distributor will receive a fee, specified in Schedule A attached hereto, as such Schedule may be amended from time to time, from the Adviser. The Adviser shall promptly reimburse Distributor for any expenses that are incurred pursuant to the Agreement.

In the performance of its obligations under this Agreement, Distributor will pay only the costs incurred in qualifying as a broker or dealer under state and federal laws and in establishing and maintaining its relationships with the dealers selling the Units. All other costs in connection with the offering of the Units will be paid by the Adviser. These costs include, but are not limited to, distribution fees, unitholder servicing fees, set up costs or other fees or compensation paid to the dealers or others selling or servicing the Units, licensing fees, filing fees (including FINRA), travel and such other expenses as may be incurred by Distributor on behalf of the Fund.

8.	Indemnification of Fund.

Distributor agrees to indemnify and hold harmless the Fund and each person who has been, is, or may hereafter be a Trustee, officer, employee, unitholder or control person of the Fund against any loss, damage or expense (including the reasonable costs of investigation and reasonable attorneys’ fees) reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact necessary to make the statements not misleading, on the part of Distributor or any agent or employee of Distributor or any other person for whose acts Distributor is responsible, unless such statement or omission was made in reliance upon written information furnished by the Fund; (ii) Distributor’s failure to exercise reasonable care and diligence with respect to its services, if any, rendered in connection with its obligation under this Agreement; and (iii) Distributor’s failure to comply with applicable laws and the Rules of FINRA. The Distributor will advance attorneys’ fees or other expenses incurred by any such person in defending a proceeding, upon the undertaking by or on behalf of such person to repay the advance if it is ultimately determined that such person is not entitled to indemnification. The term “expenses” for purposes of this and the next paragraph includes amounts paid in satisfaction of judgments or in settlements which are made with Distributor’s consent. The foregoing rights of indemnification shall be in addition to any other rights to which the Fund or each such person may be entitled as a matter of law.

9.	Indemnification of Distributor.

The Fund agrees to indemnify and hold harmless Distributor and each person who has been, is, or may hereafter be a director, officer, employee, unitholder or control person of Distributor against any loss, damage or expense (including the reasonable costs of investigation and reasonable attorneys’ fees) reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based on matters to which this Agreement relates, except a loss resulting from the failure of Distributor or any such other person to comply with applicable law or the terms of this Agreement, or from willful misfeasance, bad faith or gross negligence, including clerical errors and mechanical failures, on the part of any of such persons in the performance of Distributor’s duties or from the reckless disregard by any of such persons of Distributor’s obligations and duties under this Agreement, for all of which exceptions Distributor shall be liable to the Fund. The Fund will advance attorneys’ fees or other expenses incurred by any such person in defending a proceeding, upon the undertaking by or on behalf of such person to repay the advance if it is ultimately determined that such person is not entitled to indemnification.

In order that the indemnification provisions contained in this Paragraph 9 shall apply, it is understood that if in any case the Fund may be asked to indemnify Distributor or any other person or hold Distributor or any other person harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that Distributor will use all reasonable care to identify and notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund. The Fund shall have the option to defend Distributor and any such person against any claim which may be the subject of this indemnification, and in the event that the Fund so elects it will so notify Distributor, and thereupon the Fund shall take over complete defense of the claim, and neither Distributor nor any such person shall in such situation initiate further legal or other expenses for which it shall seek indemnification under this Paragraph 9. If the Fund elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party, whose approval shall not be unreasonably withheld, as long as the Fund is conducting a good faith and diligent defense. In the event that the Fund elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. Distributor shall in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify Distributor or any such person except with the Fund’s written consent.

Notwithstanding any other provision of this Agreement, Distributor shall be entitled to receive and act upon advice of counsel for the Fund or its counsel for the independent trustees, and shall be without liability for any action reasonably taken or thing reasonably done pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations.

10.	Representations of the Parties.

(a)
The Fund certifies to Distributor that this Agreement has been duly authorized by the Fund and, when executed and delivered by the Fund, will constitute a legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

(b)
Distributor represents and warrants that: (1) the various procedures and systems which Distributor has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause the records and other data of the Fund and Distributor’s records, data, equipment facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder, and (2) this Agreement has been duly authorized by Distributor and, when executed and delivered by Distributor, will constitute a legal, valid and binding obligation of Distributor, enforceable against Distributor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

11.	Termination and Amendment of this Agreement.

This Agreement may be amended only if such amendment is approved (i) by Distributor and (ii) by the Board of Trustees of the Fund, including the approval of a majority of the Trustees of the Fund who are not interested persons of the Fund or of Distributor by vote cast in person at a meeting called for the purpose of voting on such approval.

Either the Fund or Distributor may at any time terminate this Agreement on sixty (60) days’ written notice delivered or mailed by registered mail, postage prepaid, to the other party.

12.	Effective Period of this Agreement.

This Agreement shall take effect upon its execution and shall remain in full force and effect unless terminated as set forth in Section 11, subject to annual approval of such continuance by the Board of Trustees of the Fund, including the approval of a majority of the Trustees of the Fund who are not interested persons of the Fund or of Distributor by vote cast in person at a meeting called for the purpose of voting on such approval.

13.	Successor Investment Company.

Unless this Agreement has been terminated in accordance with Section 11, the terms and provisions of this Agreement shall become automatically applicable to any investment company which is a successor to the Fund as a result of reorganization, recapitalization or change of domicile.

14.	Limitation of Liability.

It is expressly agreed that the obligations of the Fund hereunder shall not be binding upon any of the Trustees, Unitholders, nominees, officers, agents or employees of the Fund, personally, but bind only the property of the Fund. The execution and delivery of this Agreement have been authorized by the Trustees of the Fund and signed by an officer of the Fund, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Fund.

15.	Severability.

In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

16.	Questions of Interpretation.

(a)	This Agreement shall be governed by the laws of the State of Ohio.

(b)
Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

17.	Notices.

Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Such notice will be effective upon receipt. Until further notice to the other party, it is agreed that the address of the Fund and the Adviser for this purpose shall be 320 South Boston Avenue, Suite 1130, Tulsa, Oklahoma, 74103, Attn: President, FSI Low Beta Absolute Return Fund; and that the address of Distributor for this purpose shall be 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246, Attn: Robert G. Dorsey.

18.	Execution.

This Agreement may be executed by one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one in the same instrument.

IN WITNESS WHEREOF, the Fund and Distributor have each caused this Agreement to be signed in duplicate on their behalf, all as of the day and year first above written.

FSI LOW BETA ABSOLUTE RETURN FUND

By:	/s/ Gary W. Gould
	Name:	Gary W. Gould
	Its:	President

FINANCIAL SOLUTIONS, INC.

By:	/s/ Gary W. Gould
	Name:	Gary W. Gould
	Its:	CEO

ULTIMUS FUND DISTRIBUTORS, LLC

By:	/s/ Robert G. Dorsey
	Name:	Robert G. Dorsey
	Its:	President

SCHEDULE A

TO THE DISTRIBUTION AGREEMENT BETWEEN
FSI LOW BETA ABSOLUTE RETURN FUND, FINANCIAL SOLUTIONS, INC.
AND
ULTIMUS FUND DISTRIBUTORS, LLC

FEES AND EXPENSES

FEES:

Ultimus shall be entitled to receive an annual fee of $12,000, paid in monthly installments, from the Adviser. The total amount of compensation to be paid to the Distributor under this Agreement, including the reimbursement of out-of-pocket expenses shall not exceed 2.5% of the total gross offering proceeds of the Fund.